Exhibit 5.1

Board of Directors
WorldPort Communications, Inc.
1825 Barrett Lakes Blvd., Suite 100
Kennesaw, Georgia 30144

     Re: Registration Statement on Form S-8; 7,500,000 shares of Common Stock to be issued pursuant to Amended and Restated Long-Term Incentive Plan

Gentlemen:

     You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of WorldPort Communications, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 7,500,000 shares of the common stock of the Company, $.0001 par value (the "Common Stock"), which may be issued pursuant to the Company's Amended and Restated Long-Term Incentive Plan (the "Plan").

     We have examined or considered:

          1.  A copy of the Company's Certificate of Incorporation, as amended.

          2.  The By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.  Copies of the forms of option underlying the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Stock under the Plan have been duly taken and upon acquisition pursuant to the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

     Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United Stated of America. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                              /s/ McDERMOTT, WILL & EMERY